                          RENAISSANCE ACQUISITION CORP.
                             AUDIT COMMITTEE CHARTER

Statement of Policy

      The Audit Committee is appointed by the Board of Directors of Renaissance
Acquisition Corp. (the "Company") to assist the Board in fulfilling its oversight responsibilities by: (i) overseeing the integrity of the Company's financial statements and other financial information provided by the Company to any governmental body or the public; (ii) overseeing the Company's systems of internal controls and procedures regarding finance, accounting, disclosures and legal compliance with applicable laws and regulations; and (iii) monitoring the independence, qualifications and performance of the independent auditors.
Consistent with these functions, the Audit Committee shall encourage continuous improvement of, and shall foster adherence to, the Company's policies, procedures and practices at all levels.

Organization; Meetings

      The Audit Committee shall be comprised of three or more independent directors as determined by the Board of Directors and as required by the applicable rules and regulations of the Securities and Exchange Commission (the
"SEC") and any exchange on which the Company's securities may be listed. Audit
Committee members shall be appointed by the Board of Directors. The chair of the
Audit Committee shall be designated by a vote of the Board of Directors or, if the Board of Directors so chooses, the members of the Audit Committee may select a chair by majority vote. The Board of Directors shall confirm annually the independence of each member of the Audit Committee and determine whether at least one member qualifies as a "financial expert" under applicable SEC rules.

      The Audit Committee has the authority to conduct or authorize investigations into any matter within the scope of its responsibility. The Audit
Committee shall have the authority to request any officer or employee of the
Company, the Company's outside counsel or the independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. In the course of fulfilling its duties, the Audit
Committee shall be empowered directly to retain and consult with independent legal counsel, accounting or other consultants or advisors, who shall be appropriately compensated, as determined by the Audit Committee, with funding provided by the Company.

      The Audit Committee will hold regular meetings at least four times a year.
The Audit Committee shall when appropriate meet in executive session with management or the independent auditors to discuss any matters that it or each of these groups believes should be discussed. In addition, the Audit Committee shall meet at least once annually with other independent directors without management present.

      The Audit Committee shall maintain minutes of meetings and report Audit
Committee actions to the Board of Directors on a regular basis including any recommendations the Audit Committee deems appropriate.

Qualifications

      All members of the Audit Committee shall have a basic understanding of finance and accounting and the ability to read and understand fundamental financial statements. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the individual's financial sophistication, including, but not necessarily limited to, being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Responsibilities and Duties

      The primary responsibilities of the Audit Committee are to oversee the
Company's accounting and financial reporting processes and the audits of the
Company's financial statements on behalf of the Board of Directors and to report the results of its activities to the Board of Directors. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements.

      The responsibilities and duties of the Audit Committee are as follows:

With Regard to Financial Reporting.
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      o  Review the Company's annual audited financial statements and related footnotes including disclosures made in Management's Discussion and
         Analysis, and report to the Board of Directors as to whether it recommends that the audited financial statements should be included in the Company's Form 10-K. The review should include separate discussions with management and with the independent auditors of significant issues and disagreements (if any) regarding accounting principles, practices and judgments, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and management's response, and the effect of using different accounting principles, practices and judgments.

      o  Review and discuss with management and with the independent auditors the Company's quarterly financial statements and related press releases including disclosures made in Management's Discussion and Analysis, prior to filing or dissemination.

      o  Review and discuss with management earnings press releases, financial information and earnings guidance provided to analysts, if any, and policies with respect to risk assessment and risk management.

      o  Periodically review and discuss with management the significant accounting principles, policies, and practices followed by the Company in accounting for and reporting its financial results in accordance with generally accepted accounting principles, including management's critical accounting estimates and off-balance sheet transactions if any. Obtain and consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting. Also periodically review with management its policies regarding earnings releases and earnings guidance as provided to the public.

      o  Review analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

      o  Review major issues regarding the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

      o  Discuss with the independent auditors certain matters required to be communicated to audit committees in accordance with the American
         Institute of Certified Public Accountants: Statement of Auditing
         Standards No. 61, including such matters as (i) the consistency of application of the Company's accounting policies; (ii) the completeness of information contained in the financial statements and related disclosures; (iii) the selection of new, or changes to, the Company's accounting policies; (iv) estimates, judgments and uncertainties; (v)
         unusual transactions and (vi) accounting policies relating to significant financial statement items, including the timing of transactions and the period in which they are recorded.

      o  Annually review the independent auditors' audit plan, discussing the scope, staffing, locations, reliance upon management and general audit approach.

With Regard to Internal Controls and Compliance.
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      o  Periodically review and discuss with management the effectiveness and adequacy of the Company's system of internal controls. Also review written reports and significant findings regarding internal controls prepared by the internal auditors (or other employees performing such services) and the independent auditors, and if appropriate, discuss the information contained in the reports with the internal auditors (or other employees performing such services) and the independent auditors.
         Review management's responses, if any, to such reports and findings, including the status of previous recommendations.

      o  In consultation with management and the independent auditors, review the integrity of the Company's financial reporting processes and adequacy of disclosure controls. Also, review and discuss with management and the independent auditors (i) the annual report of management that is included in the Company's Form 10-K affirming management's responsibility for establishing and maintaining internal control over financial reporting and assessing the effectiveness of the internal control over financial reporting and (ii) the independent auditors' report on, and attestation of, management's annual report.

      o  Establish and maintain appropriate procedures for (i) the receipt, retention and treatment of complaints received by the Company and the
         Audit Committee regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      o  As needed, review with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

      o  Periodically review and oversee the administration of the Company's
         Code of Ethics and make reports, as provided therein.

      o  Review and approve all related-party transactions, including analyzing the shareholder base of each target business so as to ensure that the
         Company does not consummate a business combination with an entity that is affiliated with the Company's management.

With Regard to the Independent Auditors.
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      o  The Audit Committee has direct authority and responsibility to select, hire, oversee, evaluate, determine the compensation of and, where appropriate, replace the independent auditors. The Audit Committee shall annually review the performance of the independent auditors, the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditors. The independent auditors shall report directly to the Audit
         Committee.

      o  On an annual basis, receive from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company and representing to the Company the independent auditors' independence consistent with applicable standards, including Independence Standards Board Standard No. 1. The
         Audit Committee should discuss with the independent auditors the disclosed relationships or services that may impact the objectivity and independence of the auditors, and take, or recommend that the Board of
         Directors take, appropriate action to ensure the independence of the auditors.

      o  On an annual basis, obtain and review a report by the independent auditors, if any, describing the firm's internal quality control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

      o  Approve in advance the provision of any permissible non-audit services by the independent auditors and the related fees of the independent auditors therefor. Consider whether the provision of these other services is compatible with maintaining the auditors' independence.
         Review disclosure of information regarding the approval of independent auditors' non-audit services as required by the Securities and Exchange
         Commission in periodic reports to investors.

      o  Verify the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

      o  Review and approve the hiring as an employee of the Company an employee or former employee of the independent auditors, subject to the provisions of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations of the SEC. Discuss with the independent auditors any recommendations they may have regarding this action.

With Regard to Other Audit Committee Responsibilities.
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      o  Perform any other activities consistent with this Charter, the
         Company's charter documents and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

      o  Review and reassess the adequacy of this Charter on an annual basis, or more frequently if circumstances require. Recommend to the Board of
         Directors from time to time amendments that the Audit Committee deems appropriate. Submit this Charter to the Board of Directors for approval and have this Charter periodically published in a proxy or information statement in accordance with SEC regulations.

      o  Annually prepare an Audit Committee report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

      o  Annually perform a self-assessment of the Audit Committee's performance.